Exhibit 1.1

Execution Version

CROSSTEX ENERGY, L.P.

Common Units Representing Limited Partner Interests

EQUITY DISTRIBUTION AGREEMENT

March 1, 2013

BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

Ladies and Gentlemen:

Crosstex Energy, L.P., a Delaware limited partnership (the “Partnership”), confirms its agreement (this “Agreement”) with BMO Capital Markets Corp., a Delaware corporation (“BMOCM”), with respect to the issuance and sale from time to time by the Partnership of common units representing limited partner interests in the Partnership (the “Common Units”), having an aggregate offering price of up to $75,000,000 (the “Units”) through or to BMOCM, as sales agent or principal, on the terms and subject to the conditions set forth in this Agreement.

The Partnership operates its business through Crosstex Operating GP, LLC, a Delaware limited liability company (the “Operating GP”), and Crosstex Energy Services, L.P., a Delaware limited partnership (the “Operating Partnership”).  Operating GP serves as the general partner of the Operating Partnership.  The subsidiaries listed on Schedule 4 hereto are collectively referred to herein as the “Significant Subsidiaries.”  The Partnership, Crosstex Energy GP, LLC, the general partner of the Partnership (the “General Partner”), Operating GP, the Operating Partnership and the Significant Subsidiaries are collectively referred to herein as the “Crosstex Entities.”

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-166663) for the registration of the Common Units (the “registration statement”) under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder (collectively, the “Rules and Regulations”).  The Registration Statement (as defined below) sets forth the material terms of the offering, sale and plan of distribution of the Units and contains additional information concerning the Partnership and its business.  Except where the context otherwise requires, the term “Registration Statement” means the registration statement, as amended at the time of the registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to BMOCM, including (i) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C of the Rules and Regulations, to be part of the registration statement at the effective time.  Except where the context requires, the term “Basic Prospectus” means the prospectus dated May 21, 2010, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus.  Except where the context otherwise requires, the term “Prospectus Supplement” means the most recent prospectus supplement relating to the Units, to be filed by the Partnership with the Commission pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Partnership to BMOCM in connection with the offering of the Units.  Except where the context otherwise requires, the term “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the last sentence of Section 3(x) and filed in accordance with the provisions of Rule 424(b) of the Rules and Regulations), together with the Basic Prospectus attached to or used with the Prospectus Supplement.  “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(f).  Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus and any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Partnership confirms its agreement with BMOCM as follows:

1.                                      Sale and Delivery of the Units.

(a)                                 Agency Transactions.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership and BMOCM agree that the Partnership may issue and sell through BMOCM, as sales agent for the Partnership, the Units (an “Agency Transaction”) as follows:

(i)                                     The Partnership may, from time to time, propose to BMOCM the terms of an Agency Transaction by means of a telephone call (confirmed promptly by electronic mail in a form substantially similar to Exhibit A hereto (an “Agency Transaction Notice”)) from any of the individuals listed as authorized representatives of the Partnership on Schedule 1 hereto (each, an “Authorized Partnership Representative”), such proposal to include: the trading day(s) for the NASDAQ Global Select Market (the “Exchange”) (which may not be a day on which the Exchange is scheduled to close prior to its regular weekday closing time) on which the Units are to be sold (each, a “Trading Day”); the maximum number of Units that the

Partnership wishes to sell in the aggregate and on each Trading Day; the minimum price at which the Partnership is willing to sell the Units (the “Floor Price”); and the compensation payable to BMOCM for such sales pursuant to Section 1(a)(vii).

(ii)                                  If such proposed terms for an Agency Transaction are acceptable to BMOCM, it shall promptly confirm the terms by countersigning the Agency Transaction Notice for such Agency Transaction and emailing it to an Authorized Partnership Representative.

(iii)                               Subject to the terms and conditions hereof, BMOCM shall use its commercially reasonable efforts to sell all of the Units designated in, and subject to the terms of, such Agency Transaction Notice.  BMOCM shall not sell any Unit at a price lower than the Floor Price.  The Partnership acknowledges and agrees with BMOCM that (x) there can be no assurance that BMOCM will be successful in selling all or any of such Units, (y) BMOCM shall incur no liability or obligation to the Partnership or any other person or entity if it does not sell any Units for any reason other than a failure by BMOCM to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units as required under this Agreement and (z) BMOCM shall be under no obligation to purchase any Units on a principal basis pursuant to this Agreement (except in the case of a Principal Transaction pursuant to this Agreement and the relevant Terms Agreement).  For the purposes of this Agreement, the “gross sales price” of the Units sold under this Section 1(a) shall be equal to the price at which the Partnership’s Common Units are sold by BMOCM under this Section 1(a).

(iv)                              The Partnership, acting through an Authorized Partnership Representative, or BMOCM may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend or terminate an offering of the Units; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.

(v)                                 If the terms of any Agency Transaction as set forth in an Agency Transaction Notice contemplate that the Units shall be sold on more than one Trading Day, then the Partnership and BMOCM shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Trading Days, and such additional terms and conditions shall be binding to the same extent as any other terms contained in the relevant Agency Transaction Notice.

(vi)                              BMOCM, as sales agent in an Agency Transaction, shall not make any sales of the Units on behalf of the Partnership, pursuant to this Agreement, other than (x) by means of ordinary brokers’ transactions that qualify for delivery of the Prospectus (as defined below) in accordance with Rule 153 of the Rules and Regulations and meet the definition of an “at the market offering” under Rule 415(a)(4) of the Rules and Regulations and (y) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and BMOCM in writing.

(vii)                           The compensation to BMOCM for sales of the Units in an Agency Transaction with respect to which BMOCM acts as sales agent hereunder shall be up to 2% of the gross offering proceeds of the Units sold pursuant to this Agreement.  BMOCM shall provide written confirmation to the Partnership and to the transfer agent for the Common Units, as directed by the Partnership (which may be provided by email to an Authorized Partnership Representative and to such transfer agent), following the close of trading on the Exchange on each Trading Day on which Units are sold in an Agency Transaction under this Agreement, setting forth (i) the number of Units sold on such Trading Day, (ii) the gross offering proceeds received from such sales, (iii) the commission payable by the Partnership to BMOCM with respect to such sales and (iv) the net offering proceeds (being the gross offering proceeds for such sales less the commission payable for such sales) (the “Net Offering Proceeds”).

(viii)                        Settlement for sales of the Units in an Agency Transaction pursuant to this Agreement shall occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, an “Agency Settlement Date”).  On each Agency Settlement Date, the Units sold through BMOCM in Agency Transactions for settlement on such date shall be issued and delivered by the Partnership to BMOCM against payment by BMOCM to the Partnership of the Net Offering Proceeds from the sale of such Units.  Settlement for all such Units shall be effected by free delivery of the Units by the Partnership or its transfer agent to BMOCM’s or its designee’s account (provided that BMOCM shall have given the Partnership written notice of such designee prior to the relevant Agency Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same-day funds delivered to the account designated by the Partnership.  If the Partnership, or its transfer agent (if applicable), shall default on its obligation to deliver the Units on any Agency Settlement Date, the Partnership shall (i) hold BMOCM harmless against any loss, claim, damage, or expense (including, without limitation, reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Partnership and (ii) pay BMOCM any commission, discount or other compensation to which it would otherwise be entitled absent such default.  If BMOCM breaches this Agreement by failing to deliver the Net Offering Proceeds to the Partnership on any Agency Settlement Date for the Units delivered by the Partnership, BMOCM will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to BMOCM.

(b)                                 Principal Transactions.  If the Partnership wishes to issue and sell the Units pursuant to this Agreement but other than as set forth in Section 1(a) (each, a “Principal Transaction”), the Partnership will notify BMOCM of the proposed terms of such Principal Transaction.  If BMOCM, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, BMOCM and the Partnership will enter into an agreement in substantially the form of Exhibit B hereto (each, a “Terms Agreement”) that sets forth the terms of such Principal Transaction, including, without limitation, the time, date and place of delivery of and payment for the Units to be sold pursuant to such Principal Transaction (each of such date and each Agency Settlement Date, a “Settlement Date”).  The terms set forth in a Terms Agreement shall not be binding on the Partnership or BMOCM unless and until each of the Partnership and BMOCM has executed such Terms Agreement accepting all of such terms.  The commitment of BMOCM to purchase the Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Partnership herein contained (but modified in the manner described in Section 1(f)) and shall be subject to the terms and conditions herein set forth.  In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement shall control.

(c)                                  Maximum Number of Units.  Under no circumstances shall the Partnership propose to BMOCM, or BMOCM effect, a sale of Units in an Agency Transaction or a Principal Transaction pursuant to this Agreement if such sale would (i) cause the aggregate gross sales proceeds of the Units sold pursuant to this Agreement to exceed $75,000,000 (the “Maximum Amount”), (ii) cause the number of Units sold to exceed the number of Common Units available for offer and sale under the then effective Registration Statement or (iii) cause the number of Units sold pursuant to this Agreement to exceed the number of Units authorized from time to time to be issued and sold pursuant to this Agreement by the board of directors of the General Partner, or a duly authorized committee thereof, and notified to BMOCM in writing.

(d)                                 Regulation M.  If either party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Partnership or the Units, it shall promptly notify the other party and sales of Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party hereto.

(e)                                  Material Non-Public Information. Notwithstanding any other provision of this Agreement, no sales of Units shall take place, the Partnership shall not request the sales of any Units during any period in which the Partnership is in possession of material non-public information with respect to the Partnership.

(f)                                   Continuing Accuracy of Representations and Warranties. Any obligation of BMOCM to use its commercially reasonable efforts to sell the Units on behalf of the Partnership as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein (provided, however, that any references to the “Registration Statement,” the “Prospectus” or the “Incorporated Documents” in such representations and warranties shall be deemed, in each case, to refer to the “Registration Statement,” the “Prospectus” or the “Incorporated Documents,” as applicable, as amended or supplemented as of such time), to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the conditions specified in Section 4 of this Agreement.

2.                                      Representations and Warranties of the Partnership.  The Partnership represents and warrants to, and covenants with, BMOCM as follows:

(a)                                 The Registration Statement and any post-effective amendment thereto have become effective.  The Partnership has responded to all requests, if any, of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Partnership, are threatened by the Commission.

(b)                                 (i) at the respective times, the Registration Statement and any post-effective amendment thereto became effective, (ii) at each deemed effective date with respect to BMOCM pursuant to Rule 430B(f)(2) under the Act, (iii) as of each Time of Sale, (iv) at each

Settlement Date and (v) at all times during such period as the Prospectus is required by law to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 of the Rules and Regulations or any similar rule) in connection with sales of the Units (the “Prospectus Delivery Period”), the Registration Statement complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, the Prospectus, as amended or supplemented, complied and will comply in all material respects with the Act and the Rules and Regulations, and, together with all of the then issued Permitted Free Writing Prospectuses, if any, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Basic Prospectus (including any amendment thereto) complied when so filed in all material respects with the Rules and Regulations, and the Prospectus (including the Basic Prospectus included therein) delivered to BMOCM for use in connection with the transactions contemplated by this Agreement is identical to the electronically transmitted copy thereof filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T.  The foregoing representations and warranties in this Section 2(b) do not apply to any statements contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information relating to BMOCM furnished in writing to the Partnership by BMOCM specifically for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), which constitutes the information set forth in Schedule 2 hereto.  “Time of Sale” means, (i) with respect to an Agency Transaction, the time of BMOCM’s initial entry into contracts with investors for the sale of such Units and (ii) with respect to a Principal Transaction, the time of sale of such Units.

(c)                                  The Incorporated Documents, when they became effective or when filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act and the Rules and Regulations or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)                                 Any free writing prospectus that the Partnership is required to file pursuant to Rule 433(d) of the Rules and Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Act and the Rules and Regulations.  Each free writing prospectus that the Partnership has filed, or is required to file, pursuant to Rule 433(d) of the Rules and Regulations or that was prepared by or on behalf of or used or referred to by the Partnership complies or will comply in all material respects with the requirements of the Act and the Rules and Regulations.  Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Units or until any earlier date that the Partnership notified or notifies BMOCM, did not, does not, and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus.  Except for the Permitted Free Writing Prospectuses, if any, the Partnership has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus.

(e)                                  Each of the Crosstex Entities has been duly organized or formed and is validly existing as a limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction set forth opposite its name in Schedule 5 attached hereto with full power and authority to own or lease its properties and to conduct its business in all material respects, in each case as described in the Registration Statement and the Prospectus.  Each of the Crosstex Entities is duly registered or qualified to do business as a foreign limited liability company or limited partnership, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to register or qualify would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Crosstex Entities, taken as a whole (“Material Adverse Effect”).

(f)                                   The General Partner has all necessary limited liability company power and authority to act as general partner of the Partnership.  Operating GP has all necessary limited liability company power and authority to act as general partner of the Operating Partnership.

(g)                                  The General Partner is the sole general partner of the Partnership.  As of the date hereof (and prior to the issuance of the Units as contemplated by this Agreement), the General Partner has a 1.6% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, the “Partnership Agreement”); and the General Partner owns its general partner interest free and clear of all liens, encumbrances (except restrictions on transferability contained in Section 4.6 of the Partnership Agreement or as described in the Registration Statement and the Prospectus), security interests, equities, charges or claims.

(h)                                 As of the date hereof (and prior to the issuance of the Units as contemplated by this Agreement), the issued and outstanding limited partner interests of the Partnership consist of 78,265,521 Common Units, 15,447,523 Series A Convertible Preferred Units (the “Series A Preferred Units”) and the incentive distribution rights, as defined in the Partnership Agreement (the “Incentive Distribution Rights”).  All outstanding Common Units, Series A Preferred Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).

(i)                                     As of the date hereof, Crosstex Energy, Inc., a Delaware corporation (“CEI”), owns, directly or indirectly, 16,414,830 Common Units (the “Sponsor Units”), and the General Partner owns all of the Incentive Distribution Rights.  CEI owns the Sponsor Units and the General Partner owns the Incentive Distribution Rights free and clear of all liens, encumbrances (except with respect to the Incentive Distribution Rights, restrictions on transferability contained in Section 4.7 of the Partnership Agreement and as described in the Registration Statement and Prospectus), security interests, equities, charges or claims, except as set forth in any loan or credit arrangement filed by CEI with the Commission.

(j)                                    When issued in accordance with this Agreement (in the case of an Agency Transaction) or a Terms Agreement (in the case of a Principal Transaction), the Units to be sold by the Partnership and the limited partner interests represented thereby will be duly authorized in accordance with the Partnership Agreement and will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and as described in the Registration Statement and the Prospectus under the caption “Description of the Common Units—Limited Liability”).

(k)                                 All of the issued and outstanding equity interests of each Significant Subsidiary (i) have been duly authorized and validly issued in accordance with the limited partnership agreement or limited liability company agreement (collectively, the “Operative Agreements”) and the certificate of limited partnership, formation or conversion, or other similar organizational document (in each case as in effect on the date hereof) (collectively with the Operative Agreements, the “Organizational Documents”), as applicable, of such Significant Subsidiary, are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such Significant Subsidiary) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or Sections 153.102, 153.202 and 153.210 of the Texas Business Organizations Code (the “TBOC”), as applicable), (ii) are owned, directly or indirectly, by the Partnership, free and clear of all liens, encumbrances (except restrictions on transferability as described in the Registration Statement and the Prospectus or as otherwise contained in the Organizational Documents), security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges and claims arising under the Amended and Restated Credit Agreement, dated as of February 10, 2010 (as the same has been amended prior to the date hereof, the “Credit Agreement”), among the Partnership, Bank of America, N.A. and certain other parties.

(l)                                     The Partnership is the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership.

(m)                             The Partnership owns 100% of the issued and outstanding membership interests in Operating GP.

(n)                                 CEI owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of the General Partner (as amended, the “GP LLC Agreement”) and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and CEI owns its membership interests free and clear of all liens, encumbrances (except restrictions on transferability as described in the Registration Statement and the Prospectus or as otherwise contained in the GP LLC Agreement), security interests, equities, charges or claims.

(o)                                 The Partnership has no direct or indirect subsidiaries other than the Significant Subsidiaries that, individually or in the aggregate, would be deemed a “significant subsidiary” as such term is defined in Rule 405 of the Rules and Regulations.

(p)                                 The Partnership has all requisite power and authority to issue, sell and deliver the Units to be sold by it hereunder, in accordance with and upon the terms and conditions set forth in this Agreement (in the case of an Agency Transaction) or a Terms Agreement (in the case of a Principal Transaction).  As of each Time of Sale and each Settlement Date, all partnership and limited liability company action, as the case may be, required to be taken by the Crosstex Entities or any of their members or partners for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement (in the case of an Agency Transaction) or a Terms Agreement (in the case of a Principal Transaction) shall have been validly taken.  This Agreement has been duly and validly authorized, executed and delivered by the Partnership.

(q)                                 The Operative Agreements of the Partnership and the General Partner, as applicable, have been duly authorized, executed and delivered by the parties thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms; provided, that, with respect to such agreements, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

(r)                                    None of the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, the execution, delivery and performance of this Agreement by the Partnership, or the consummation of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Crosstex Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Crosstex Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Crosstex Entities or any of their properties in a proceeding to which any of them or their property is a party or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Crosstex Entities, which conflicts, breaches, violations, defaults, liens, charges or encumbrances, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or could materially impair the ability of any of the Crosstex Entities to perform their obligations under this Agreement.

(s)                                   No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the Crosstex Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, the execution, delivery and performance of this Agreement by the Partnership or the consummation by the Partnership of the transactions contemplated by this Agreement, except (i) for such consents required under the Act, the Exchange Act and state securities or “Blue Sky” laws, (ii) for such consents that have been, or prior to each Settlement Date will be, obtained or (iii) as disclosed in the Registration Statement and the Prospectus.

(t)                                    Except as described in the Registration Statement and the Prospectus or, in the case of transfer restrictions, as set forth in the Organizational Documents, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests of any of the Crosstex Entities, in each case, pursuant to the Organizational Documents of the Crosstex Entities, or any other agreement or instrument to which the Partnership is a party or by which it may be bound.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement (in the case of an Agency Transaction) or a Terms Agreement (in the case of a Principal Transaction) gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership other than as have been waived.  Except as described in the Registration Statement and the Prospectus, there are no outstanding options or warrants to purchase any partnership or membership interests in any of the Crosstex Entities.

(u)                                 None of the Crosstex Entities has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, except as disclosed in the Registration Statement and the Prospectus.  Except as disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) none of the Crosstex Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Crosstex Entities, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Crosstex Entities and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in or affecting the general affairs, business, prospects, properties, management, condition (financial or otherwise), partners’ capital, members’ equity, net worth or results of operations of the Crosstex Entities.

(v)                                 The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved, except to the extent described therein.  There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement and the Prospectus that are not included or incorporated by reference as required.  The Crosstex

Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents in all material respects the information contained therein and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(w)          The historical financial statements (including the related notes and supporting schedules) of Clearfield Energy, Inc. and its subsidiaries (“Clearfield”) included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved, except to the extent described therein.

(x)           KPMG LLP, who have certified certain financial statements of the Partnership and its consolidated subsidiaries, and have audited the effectiveness of the Partnership’s internal control over financial reporting and expressed an unqualified opinion on management’s assessment thereof, whose reports appears in the Prospectus or are incorporated by reference therein and who have delivered the initial letter referred to in Section 4(g) hereof, are independent public accountants as required by the Act and the Rules and Regulations and by Rule 3600T of the Public Accounting Oversight Board.  Except as described in the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, KPMG has not engaged in any “prohibited activities” (as defined in Section 10A of the Exchange Act) on behalf of the Partnership.

(y)           Kreischer Miller, who have certified certain financial statements of Clearfield, whose report appears in the Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 4(h) hereof, are independent public accountants as required by the Act and the Rules and Regulations.

(z)           The Operating Partnership and the Significant Subsidiaries have good and indefeasible title to all real property and good title to all personal property described in the Prospectus as owned by the Operating Partnership and the Significant Subsidiaries, free and clear of all liens, claims, security interests, or other encumbrances, except (i) as described, and subject to limitations contained, in the Registration Statement and Prospectus or (ii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and the Prospectus, except, in each case, for such liens, security interests, claims and encumbrances arising under the Credit Agreement.

(aa)         The Crosstex Entities maintain insurance covering the properties, operations, personnel and businesses of the Crosstex Entities against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated.  None of the Crosstex Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.  All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Settlement Date.

(bb)         Except as described in the Registration Statement and the Prospectus, there is (i) no action, suit or proceeding before or by any federal or state court, commission, arbitrator or governmental or regulatory agency, body or official, domestic or foreign, now pending or, to the knowledge of the Crosstex Entities, threatened, to which any of the Crosstex Entities is or may be a party or to which the business or property of any of the Crosstex Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been formally proposed by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Crosstex Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably likely to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement.

(cc)         There are no legal or governmental proceedings pending or, to the knowledge of the Crosstex Entities, threatened, against any of the Crosstex Entities, or to which any of the Crosstex Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.

(dd)         No labor disturbance by the employees of the Crosstex Entities exists or, to the knowledge of the Crosstex Entities, is threatened or imminent.

(ee)         Each of the Crosstex Entities has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not have a Material Adverse Effect.

(ff)          None of the Crosstex Entities is (i) in violation of its Organizational Documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, have a Material Adverse Effect or could materially impair the ability of any of the Crosstex Entities to perform their obligations under this Agreement.  To the knowledge of the Crosstex Entities, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Crosstex Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

(gg)         None of the Crosstex Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds” none of the Crosstex Entities will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(hh)         Each of the Crosstex Entities (i) makes and keeps accurate books and records and (ii) maintains and has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement or the Prospectus fairly presents in all material respects the information contained therein and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(ii)           (i) The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or submits under the Exchange Act is accumulated and communicated to management of the General Partner, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(jj)           Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by KPMG LLP and the audit committee of the board of directors of the General Partner, (i) the Partnership has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Partnership and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Partnership and each of its subsidiaries, and (ii) there have been no changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(kk)         None of the Crosstex Entities, nor, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of any Crosstex Entity (in their capacity as directors, officers, agents, employees or affiliates) has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate fund; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ll)           The operations of the Crosstex Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Crosstex Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership, threatened.

(mm)      None of the Crosstex Entities, or, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of any of the Crosstex Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering of sale of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn)         The General Partner’s officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the Rules and Regulations of the Commission promulgated thereunder.

(oo)         None of the Crosstex Entities has distributed and will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Act, including Rule 134 of the Rules and Regulations.

(pp)         None of the Crosstex Entities (i) has taken, and none of such persons shall take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Common Units in violation of any law, rule or regulation or (ii) since the initial filing of the Registration Statement, except as contemplated by this Agreement, (A) has sold, bid for, purchased or paid anyone any compensation for soliciting purchases of the Common Units or (B) has paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Partnership.

(qq)         The Partnership has not entered into any other sales agency agreements or similar arrangements with any agent or any other representative in respect of at the market offerings of the Common Units in accordance with Rule 415(a)(4) of the Act.

(rr)           Other than the compensation pursuant to this Agreement or any Terms Agreement, there is no broker, finder or other party that is entitled to receive from the Partnership any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(ss)          Each of the Crosstex Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus, and except for such permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; each of the Crosstex Entities has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed by such date in the manner described, and subject to the limitations contained, in the Prospectus and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(tt)           Each of the Crosstex Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Registration Statement and the Prospectus, except for (i) qualifications, reservations and encumbrances that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Registration Statement and the Prospectus, each of the Crosstex Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Registration Statement and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Crosstex Entities, taken as a whole.

(uu)         The Crosstex Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses,

(iii) are in compliance with all terms and conditions of any such permit and (iv) do not have any liability in connection with the release into the environment of any Hazardous Materials, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(vv)         Except as otherwise disclosed in the Registration Statement and the Prospectus, the Crosstex Entities and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established or maintained by the Crosstex Entities or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA, and, if applicable, the qualification requirements under Section 401 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder), except where the failure to comply would not have a Material Adverse Effect.  “ERISA Affiliate” means, with respect to the Crosstex Entities, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code with which the Crosstex Entities is treated as a single employer.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained as of the date hereof by the Crosstex Entities or any of their ERISA Affiliates.  No “employee benefit plan” established or maintained as of the date hereof by the Crosstex Entities or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) except for such liabilities as would not have a Material Adverse Effect.  With respect to any “employee benefit plan” established, maintained or contributed to as of the date hereof by the Crosstex Entities or any of their ERISA Affiliates, neither the Crosstex Entities, nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any such “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code except for such liability as would not have a Material Adverse Effect.

Any certificate signed by any officer of the General Partner and delivered to BMOCM or counsel for BMOCM in connection with the offering of Units shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to BMOCM.

3.             Agreements of the Partnership.  The Partnership covenants and agrees with BMOCM as follows:

(a)           Amendments and Supplements to the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.  The Partnership shall not, during the Prospectus Delivery Period, amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (other than (i) any amendment or supplement which does not relate to the sale of the Units and (ii) any reports and any preliminary or definitive proxy statement or information statement required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act), unless a copy of such amendment or supplement thereto (or such document) shall first have been submitted to BMOCM within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and BMOCM shall not have reasonably objected thereto, unless the Partnership shall have determined based upon the advice of counsel that such amendment, supplement or filing is required by law.

(b)           Material Misstatements or Omissions and Other Compliance with Applicable Law.  If, after the date hereof and during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus or any Permitted Free Writing Prospectus, or to file any document in order to comply with the Act or the Exchange Act, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of BMOCM it is otherwise necessary to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or to file any document in order to comply with the Act or the Exchange Act, including, without limitation, in connection with the delivery of the Prospectus, the Partnership shall promptly (i) notify BMOCM of any such event, development or condition (and confirm such notice in writing) and (ii)(x) prepare (subject to subsections (a) and (f) of this Section 3) an amendment or supplement to the Prospectus or such Permitted Free Writing Prospectus, necessary in order to make the statements in the Prospectus or such Permitted Free Writing Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus, as amended or supplemented, will comply with the Act or the Exchange Act, (y) file with the Commission such amendment, supplement or document in order to comply with the Act or the Exchange Act (and use its commercially reasonable efforts to have such amendment or supplement to be declared effective as soon as possible) and (z) furnish at its own expense to BMOCM as many copies as BMOCM may reasonably request of such amendment, supplement or document.

(c)           Notifications to BMOCM.  The Partnership shall notify BMOCM promptly (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for an amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Units for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, and (iv) of receipt by the Partnership or any representative of the Partnership of any other communication from the Commission relating to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or any preliminary prospectus.  If at any time the Commission shall issue any such stop order suspending the effectiveness of the Registration Statement, the

Partnership shall use its commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment.  The Partnership shall use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430A, 430B, 430C and 462(b) of the Rules and Regulations and to notify BMOCM promptly of all such filings.

(d)           Executed Registration Statements.  The Partnership shall furnish to BMOCM, upon request and without charge, one copy of the executed Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act that is deemed to be incorporated by reference into the Prospectus).

(e)           Prospectus. The Partnership shall furnish to BMOCM, without charge, as many copies of the Prospectus and any amendment or supplement thereto as BMOCM may reasonably request (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) via electronic mail in “.pdf” format and, at BMOCM’s request, to furnish copies of the Prospectus to the Exchange and each other exchange or market on which sales of the Units were or are expected to be effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.  The Partnership consents to the use of the Prospectus and any amendment or supplement thereto by BMOCM during the Prospectus Delivery Period.  If BMOCM is required to deliver, under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), a prospectus relating to the Common Units after the nine-month period referred to in Section 10(a)(3) of the Act, or after that time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, then, upon the request of BMOCM, and at the Partnership’s own expense, the Partnership shall prepare and deliver to BMOCM as many copies as BMOCM may request of an amended Registration Statement or amended and supplemented Prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Act, as the case may be.

(f)            Permitted Free Writing Prospectuses.  The Partnership represents and agrees that it has not made and, unless it obtains the prior consent of BMOCM, shall not make, any offer relating to the Units that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, which is required to be retained by the Partnership under Rule 433 of the Rules and Regulations; provided that the prior written consent of BMOCM hereto shall be deemed to have been given in respect of each of the free writing prospectuses set forth in Schedule 3 hereto.  Any such free writing prospectus consented to by BMOCM is herein referred to as a “Permitted Free Writing Prospectus.”  The Partnership represents and agrees that (i) it has treated and shall treat, as the case may be, each Permitted Free Writing Prospectus as a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations and (ii) it has complied and shall comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including, without limitation, in respect of timely filing with the Commission, legending and record keeping.  The Partnership agrees not to take any action that would result in BMOCM or the Partnership being required to file pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of BMOCM that BMOCM otherwise would not have been required to file thereunder.

(g)           Compliance with Blue Sky Laws.  The Partnership shall cooperate with BMOCM and counsel therefor in connection with the registration or qualification (or the obtaining of exemptions therefrom) of the Units for the offering and sale under the securities or Blue Sky laws of such jurisdictions as BMOCM may reasonably request and to continue such registration or qualification in effect so long as necessary under such laws for the distribution of the Units; provided, however, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject (except service of process with respect to the offering and sale of the Units).

(h)           Availability of Earnings Statements.  The Partnership shall make generally available to its unitholders and to BMOCM an earnings statement or statements of the Partnership and its subsidiaries which will satisfy, on a timely basis, the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(i)            Reimbursement of Certain Expenses.  Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Partnership shall pay, or reimburse if paid by BMOCM, all costs and expenses incident to the performance of the obligations of the Partnership under this Agreement, including, but not limited to, costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, each Permitted Free Writing Prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (ii) the preparation and delivery of certificates representing the Units, (iii) the printing of this Agreement, (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus, any preliminary prospectus and any Permitted Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Units by BMOCM, (v) the listing of the Units on the Exchange, (vi) any filings required to be made by BMOCM with the Financial Industry Regulatory Authority, and the fees, disbursements and other charges of counsel for BMOCM in connection therewith, (vii) the registration or qualification of the Units for offer and sale under the Act and the securities or Blue Sky laws of such jurisdictions designated pursuant to subsection (g) of this Section 3, including the fees, disbursements and other charges of counsel to BMOCM in connection therewith, and, if requested by BMOCM, the preparation and printing of preliminary, supplemental and final Blue Sky or Legal Investment memoranda, (viii) counsel to the Partnership, (ix) The Depository Trust Company and any other depositary, transfer agent or registrar for the Units, (x) the accountants for the Partnership, (xi) the marketing of the offering by the Partnership, including, without limitation, all costs and expenses of commercial airline tickets, hotels, meals and other travel expenses of officers, employees, agents and other representatives of the Partnership, (xii) the fees and disbursements of counsel to BMOCM and (xiii) all fees, costs and expenses for consultants used by the Partnership in connection with the offering.

(j)            No Stabilization or Manipulation.  The Partnership shall not at any time, directly or indirectly (including, without limitation, through the subsidiaries), take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the Units to facilitate the sale or resale of any of the Units.

(k)           Use of Proceeds.  The Partnership shall apply the net proceeds from the offering and sale of the Units to be sold by the Partnership in the manner set forth in the Prospectus under “Use of Proceeds.”

(l)            DTC.  The Partnership shall cooperate with BMOCM and use its reasonable efforts to permit the Units to be eligible for clearance and settlement through the facilities of DTC.

(m)          Clear Market.  If sales of the Units have been made but not settled, or the Partnership has had outstanding with BMOCM any instructions to sell the Units, in either case, within the prior three business days, the Partnership shall not offer to sell, sell, pledge, hypothecate, contract or agree to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, directly or indirectly, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or warrants or other rights to Common Units or any other securities of the Partnership that are substantially similar to the Common Units or permit the registration under the Act of any Common Units, in each case without giving BMOCM at least three business days’ prior written notice specifying the nature and date of such proposed transaction.  Notwithstanding the foregoing, the Partnership may (i) register the offering and sale of the Units through BMOCM pursuant to this Agreement, (ii) issue Common Units upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (iii) issue Common Units or options to purchase Common Units granted pursuant to existing employee benefit plans of the Partnership or (iv) issue Common Units pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Partnership.  If notice of a proposed transaction is provided by the Partnership pursuant to this subsection (m), BMOCM may suspend activity of the transactions contemplated by this Agreement for such period of time as may be requested by the Partnership or as may be deemed appropriate by BMOCM.

(n)           Stock Exchange Listing.  The Partnership shall use its commercially reasonable efforts to cause the Units to be listed on the Exchange and to maintain such listing.

(o)           Additional Notices.  The Partnership shall notify BMOCM immediately after it shall have received notice or obtained knowledge of any information or fact that would alter or affect any opinion, certificate, letter or any other document provided to BMOCM pursuant to Section 4 below.

(p)           Representation Date Certificates.  Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than (x) an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein or (y) a prospectus supplement relating solely to the offering of securities pursuant to the Registration Statement other than the Units), (ii) there is filed with the Commission by the Partnership any Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, (iii) BMOCM may reasonably request and (iv) Units are delivered to BMOCM pursuant to a Terms Agreement (such commencement date, any such recommencement date, if applicable, and each such date referred to in clauses (i), (ii), (iii) and (iv) above, a “Representation Date”), to furnish or cause to be furnished to BMOCM forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to BMOCM, to the effect that the statements contained in the certificate referred to in Section 4(c) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such certificate shall state that such statements (including with respect to the representations and warranties contained herein) shall be deemed modified to incorporate the disclosures contained in the Registration Statement, the Prospectus and the Incorporated Documents, in each case as amended and supplemented to the time of delivery of such certificate).

(q)                                 Partnership Counsel Legal Opinions.  On each Representation Date, the Partnership shall cause to be furnished to BMOCM, dated as of such date and addressed to BMOCM, in form and substance satisfactory to BMOCM, the written opinion of Baker Botts L.L.P., outside counsel for the Partnership, as described in Section 4(e), to the effect set forth in Exhibit C hereto but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.  In lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Units under this Agreement such counsel may furnish BMOCM with a letter (a “Reliance Letter”) to the effect that BMOCM may rely on a prior opinion delivered under this Section 3(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(r)                                    Comfort Letters.  On each Representation Date, the Partnership shall cause KPMG LLP to deliver to BMOCM the comfort letter described in Section 4(g).

(s)                                   Due Diligence.  The Partnership shall reasonably cooperate with any reasonable due diligence review requested by BMOCM or its counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, at each Representation Date or otherwise as BMOCM may reasonably request, providing information and making available documents and appropriate officers of the Partnership and representatives of the accountants of the Partnership for one or more due diligence sessions with representatives of BMOCM and its counsel.

(t)                                    BMOCM Trading.  The Partnership hereby consents to BMOCM trading in the Common Units for BMOCM’s own account and for the account of its clients at the same time as sales of the Units pursuant to this Agreement or pursuant to a Terms Agreement.

(u)                                 Deemed Representations and Warranties.  The Partnership hereby agrees that each acceptance by it of an offer to purchase Units hereunder shall be deemed to be (i) an affirmation to BMOCM that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date and (ii) an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Units relating to such acceptance as though made at and as of each of such dates (provided, however, that any references to the “Registration Statement,” the “Prospectus” or the “Incorporated Documents” in such representations and warranties shall be deemed, in each case, to refer to the “Registration

Statement,” the “Prospectus” or the “Incorporated Documents,” as applicable, as amended or supplemented to the date of such acceptance, such Time of Sale or such Settlement Date, as the case may be).

(v)                                 Board Authorization.  Prior to delivering notice of the proposed terms of an Agency Transaction or a Principal Transaction pursuant to Section 1 (or at such time as otherwise agreed between the Partnership and BMOCM), the Partnership shall have (i) obtained from the board of directors of the General Partner or a duly authorized subcommittee thereof all necessary authority for the sale of the Units pursuant to the relevant Agency Transaction or Principal Transaction, as the case may be, and (ii) provided to BMOCM a copy of the relevant board resolutions or other authority.

(w)                               Offer to Refuse to Purchase.  If to the knowledge of the Partnership any condition set forth in Section 4(a) of this Agreement shall not have been satisfied on the applicable Settlement Date, the Partnership shall offer to any person who has agreed to purchase Units from the Partnership as the result of an offer to purchase solicited by BMOCM the right to refuse to purchase and pay for such Units.

(x)                                 Disclosures in Periodic Reports.  The Partnership shall, subject to subsection (a) of this Section 3, disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K a summary detailing, for the relevant reporting period, the number of Units sold through or to BMOCM under this Agreement, the net proceeds received by the Partnership from such sales and the compensation paid by the Partnership to BMOCM with respect to such sales.  In lieu of compliance with the requirement set forth in the immediately preceding sentence, the Partnership may prepare a prospectus supplement with such summary information and, at least once a quarter and subject to subsection (a) of this Section 3, file such prospectus supplement pursuant to Rule 424(b) under the Act (and within the time periods required by Rule 424(b) and Rule 430A, 430B or 430C under the Act).

4.                                      Conditions of the Obligations of BMOCM.  The obligations of BMOCM hereunder are subject to (i) the accuracy of the representations and warranties of the Partnership on the date hereof, on each Representation Date and as of each Time of Sale and Settlement Date (provided, however, that any references to the “Registration Statement,” the “Prospectus” or the “Incorporated Documents” in such representations and warranties shall be deemed, in each case, to refer to the “Registration Statement,” the “Prospectus” or the “Incorporated Documents,” as applicable, as amended or supplemented as of such time), (ii) the performance of the Partnership of its obligations hereunder and (iii) the following additional conditions:

(a)                                 No Stop Orders, Requests for Information and No Amendments.  (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the best knowledge of the Partnership, threatened by the Commission and (ii) no order suspending the qualification or registration of the Common Units under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction.

(b)                                 No Material Adverse Effect.  Since the date of the most recent financial statements of the Partnership included or incorporated by reference in the Registration Statement and the Prospectus, except as described in the Registration Statement and the Prospectus, there shall not have been a Material Adverse Effect.

(c)                                  FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(d)                                 Officers’ Certificates.  BMOCM shall have received, on each Representation Date, one or more accurate certificates, dated such date and signed by an executive officer of the General Partner, in accordance with the provisions of Section 3(p), to the effect set forth in clauses (a) and (b) above and to the effect that:

(i)                                     each signer of such certificate has carefully examined the Registration Statement, the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and each Permitted Free Writing Prospectus, if any;

(ii)                                  as of such date, neither the Registration Statement, the Prospectus nor any Permitted Free Writing Prospectus contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)                               each of the representations and warranties of the Partnership contained in this Agreement are, as of such date, true and correct; and

(iv)                              each of the covenants and agreements required herein to be performed by the Partnership on or prior to such date has been duly, timely and fully performed and each condition herein required to be complied with by the Partnership on or prior to such date has been duly, timely and fully complied with.

(e)                                  Opinions of Counsel to the Partnership.  BMOCM shall have received, on each Representation Date, an opinion of Baker Botts L.L.P., outside counsel for the Partnership, dated such date and addressed to BMOCM, to the effect set forth in Exhibit C hereto.

(f)                                   Opinion of Counsel to BMOCM.  BMOCM shall have received, on Representation Date, an opinion of Vinson & Elkins L.L.P., outside counsel for BMOCM, dated such date and addressed to BMOCM, in form and substance reasonably satisfactory to BMOCM.

(g)                                  KPMG Comfort Letter.  BMOCM shall have received from KPMG LLP, on each Representation Date, letters dated such date and addressed to BMOCM, in form and substance reasonably satisfactory to BMOCM, (i) confirming that KPMG LLP is an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the Public Partnership Accounting Oversight Board, (ii) stating, as of such date, the conclusions and information of the type ordinarily included in accountants’ “comfort letters” to underwriters in connection with registered public offerings with respect to the audited and unaudited financial statements and certain other financial information contained or incorporated by reference in the Registration Statement and the Prospectus (the first such letter, the “Initial Comfort Letter”)

and (iii) in the case of any such letter after the Initial Comfort Letter, updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, as amended or supplemented to the date of such letter.

(h)                                 Kreischer Miller Comfort Letter.  BMOCM shall have received from Kreischer Miller upon the commencement of the offering of the Units under this Agreement, a letter dated such date and addressed to BMOCM, in form and substance reasonably satisfactory to BMOCM stating, (i) as of June 18, 2012 and during the period covered by the financial statements on which they reported, they were independent certified public accountants with respect to Clearfield under Rule 101 of the AICPA’s Code of Professional Conduct and its interpretations and rulings, (ii) in their opinion, the consolidated financial statements of Clearfield audited by Kreischer Miller and incorporated by reference in the Registration Statement comply as to form in all material respects with accounting principles generally accepted in the United States of America, and (iii) they have read the minutes of the June 6, 2011 meeting of the Board of Directors of Clearfield provided to them by Clearfield, officials of Clearfield having advised them that those minutes were the complete minutes of meetings of the Board of Directors of Clearfield during the twelve month period ended March 31, 2012.

(i)                                     Due Diligence.  The Partnership shall have complied with all of its due diligence obligations required pursuant to Section 3(s).

(j)                                    Compliance with Blue Sky Laws.  The Units shall be qualified for sale in such states and jurisdictions as BMOCM may reasonably request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the relevant Representation Date.

(k)                                 Stock Exchange Listing.  The Units shall have been duly authorized for listing on the Exchange, subject only to notice of issuance at or prior to the applicable Settlement Date.

(l)                                     Regulation M.  The Units shall be “actively-traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(m)                             Additional Certificates.  The Partnership shall have furnished to BMOCM such certificate or certificates, in addition to those specifically mentioned herein, as BMOCM may have reasonably requested as to the accuracy and completeness at each Representation Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at such Representation Date of the representations and warranties of the Partnership herein, as to the performance by the Partnership of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of BMOCM.

5.                                      Indemnification.

(a)                                 Indemnification of BMOCM.  The Partnership shall indemnify and hold harmless BMOCM, the directors, officers, employees and agents of BMOCM and each person, if any, who controls BMOCM within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, without limitation, any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430A, 430B or 430C, as applicable, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Permitted Free Writing Prospectus, the Prospectus (or any amendment or supplement thereto) or any “issuer free writing prospectus” as defined in Rule 433 under the Act or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Units in the public offering to any person by BMOCM and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to BMOCM furnished in writing to the Partnership by BMOCM expressly for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.  This indemnity will be in addition to any liability that the Partnership might otherwise have.

(b)                                 Indemnification of the Partnership.  BMOCM shall indemnify and hold harmless the Partnership, its agents, each person, if any, who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director, officer or employee of the General Partner to the same extent as the foregoing indemnity from the Partnership to BMOCM, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to BMOCM furnished in writing to the Partnership by BMOCM expressly for inclusion in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus.  This indemnity will be in addition to any liability that BMOCM might otherwise have.

(c)                                  Indemnification Procedures.  Any party that proposes to assert the right to be indemnified under this Section 5 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 5 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party.  If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties.  All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred.  An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent.  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 5 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d)                                 Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 5 is applicable in accordance with its terms but for any reason is held to be unavailable from the Partnership or BMOCM, the Partnership and BMOCM shall contribute to the total losses, claims, liabilities, expenses and damages (including, without limitation, any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Partnership from persons other than BMOCM, such as persons who control the Partnership within the meaning of the Act, officers of the General Partner who signed the Registration Statement and directors of the General Partner, who also may be liable for contribution) to which the Partnership and BMOCM may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership on the one hand and BMOCM on the other.  The relative benefits received by the Partnership on the one hand and BMOCM on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the sum of (i) the total compensation to BMOCM pursuant to Section 1(a)(vii) (in the case of one or more Agency Transactions hereunder) and (ii) the underwriting discounts and commissions received by BMOCM as set forth in the table on the cover page of the Prospectus (in the case of one or more Principal Transactions pursuant to Terms Agreements).  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Partnership, on the one hand, and BMOCM, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.  Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or BMOCM, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this subsection (d) shall be deemed to include, for purpose of this subsection (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), BMOCM shall not be required to contribute any amount in excess of the sum of (i) the total compensation to BMOCM pursuant to Section 1(a)(vii) (in the case of one or more Agency Transactions hereunder) and (ii) the underwriting discounts and commissions received by BMOCM as set forth in the table on the cover page of the Prospectus (in the case of one or more Principal Transactions pursuant to Terms Agreements), and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this subsection (d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each director, officer or employee of the General Partner will have the same rights to contribution as the Partnership, subject in each case to the provisions hereof.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this subsection (d), will notify any such party from whom contribution may be sought, but the omission so to notify will not relieve the party from whom contribution may be sought from any other obligation it may have under this subsection (d).  No party will be liable for contribution with respect to any action or claim settled without its written consent.

(e)                                  Survival.  The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of BMOCM, (ii) acceptance of any of the Units and payment therefor or (iii) any termination of this Agreement.

6.                                      Termination.

(a)                                 The Partnership may terminate this Agreement in its sole discretion at any time upon prior written notice to BMOCM. Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Partnership, including, without limitation, in respect of compensation of BMOCM, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 3 (except that if no Units have been previously sold hereunder or under any Terms Agreement, only Section 3(i), 5, 7(c) and 7(e) of this Agreement shall remain in full force and effect notwithstanding such termination.  In the case of any sale by the Partnership pursuant to a Terms Agreement, the obligations of the Partnership pursuant to such Terms Agreement and this Agreement may not be terminated by the Partnership without the prior written consent of BMOCM.

(b)                                 BMOCM may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Partnership. Any such termination shall be without liability of any party to the other party, except that the provisions of Sections 2, 3 (except that if no Common Units have been previously sold hereunder or under any Terms Agreement, only Section 3(i), 5, 7(c) and 7(e) of this Agreement shall remain in full force and effect notwithstanding such termination.  In the case of any purchase by BMOCM pursuant to a Terms Agreement, BMOCM may, by written notice to the Partnership, terminate its obligations pursuant to such Terms Agreement at any time prior to or on the Settlement Date if, since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement and the Prospectus:

(i)                                     trading of any securities of the Partnership shall have been suspended on any exchange or in any over-the-counter market;

(ii)                                  trading generally shall have been suspended or materially limited on or by, as the case may be, any “national securities exchange” (as defined in the Exchange Act), or minimum or maximum prices shall have been generally established on any such exchange, by any such exchange or by order of the Commission or any court or other governmental authority;

(iii)                               a general banking moratorium shall have been declared by any of Federal, New York or Delaware authorities;

(iv)                              the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Units on the terms and in the manner contemplated by the Prospectus;

(v)                                 if any of the Crosstex Entities shall have sustained a loss material to the Crosstex Entities by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Units on the terms and in the manner contemplated by the Prospectus; or

(vi)                              if there shall have been a Material Adverse Effect.

(c)                                  This Agreement shall remain in full force and effect until the earliest to occur of (A) termination of the Agreement pursuant to subsection (a) or (b) above or otherwise by mutual written agreement of the parties, and (B) such date that the aggregate gross sales proceeds of the Units sold pursuant to this Agreement (including, without limitation, one or more Terms Agreements pursuant hereto) equals the Maximum Amount, in each case except that the provisions of Sections 2, 3 (except that if no Units have been previously sold hereunder or under any Terms Agreement, only Section 3(i), 5, 7(c) and 7(e) of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)                                 Any termination of this Agreement shall be effective on the date specified in the notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by BMOCM or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Units, such sale shall settle in accordance with the provisions of Section 1 (in the case of an Agency Transaction) or in accordance with the relevant Terms Agreement (in the case of a Principal Transaction).

7.                                      Miscellaneous.

(a)                                 Notices.  Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (i) if to the Partnership, at the office of the Partnership at the address of the Partnership set forth in the Registration Statement, Attention: General Counsel, or (ii) if to BMOCM, at the offices of BMO Capital Markets Corp., 3 Times Square, New York, New York 10036, Attention: Legal (Facsimile: (212) 702-1205) and Jonathan Hough (Facsimile: (713) 236-0696).  Any such notice shall be effective only upon receipt.  Any notice under Section 5 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing (which may include, in the case of BMOCM, electronic mail to any Authorized Partnership Representative).

(b)                                 No Third Party Beneficiaries.  The Partnership acknowledges and agrees that BMOCM is acting solely in the capacity of an arm’s length contractual counterparty to the Partnership with respect to the offering of Units contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Partnership or any other person. Additionally, BMOCM is not advising the Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Partnership shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and BMOCM shall have no responsibility or liability to the Partnership with respect thereto. Any review by BMOCM of the Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of BMOCM and shall not be on behalf of the Partnership.

(c)                                  Survival of Representations and Warranties.  All representations, warranties and agreements of the Partnership contained herein or in certificates or other instruments delivered pursuant hereto (including, without limitation, any Terms Agreement) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of BMOCM or any of their controlling persons and shall survive delivery of and payment for the Units hereunder.

(d)                                 Disclaimer of Fiduciary Relationship.  The Partnership acknowledges and agrees that (i) the purchase and sale of the Units pursuant to this Agreement, including the determination of the terms of the offering and any related discounts and commissions, is an arm’s-length commercial transaction between the Partnership, on the one hand, and BMOCM, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, BMOCM owes no fiduciary duties to the Partnership or its securityholders, creditors, employees or any other party, (iii) BMOCM has not assumed nor will it assume any advisory or fiduciary responsibility in favor of the Partnership with respect to the offering of the Units contemplated by this Agreement or the process leading thereto (irrespective of whether BMOCM or its affiliates has advised or is currently advising the Partnership on other matters) and BMOCM has no obligation to the Partnership with respect to the offering of the Units contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) BMOCM and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Partnership and (v) BMOCM has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Partnership has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(e)                                  Governing Law.  THIS AGREEMENT AND EACH TERMS AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AGREEMENT OR SUCH TERMS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.  Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement or any Terms Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

(f)                                   Counterparts.  This Agreement and each Terms Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(g)                                  Survival of Provisions Upon Invalidity of Any single Provision.In case any provision in this Agreement or any Terms Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)           Titles and Subtitles.  The titles of the sections and subsections of this Agreement and any Terms Agreement are for convenience and reference only and are not to be considered in construing this Agreement or such Terms Agreement.

(i)            Entire Agreement.  Other than the terms set forth in each Transaction Notice delivered hereunder and each Terms Agreement executed and delivered pursuant hereto, this Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.  Neither this Agreement nor any Terms Agreement may be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by BMOCM and the Partnership.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement between the Partnership and BMOCM.

Very truly yours,

CROSSTEX ENERGY, L.P.

		By:	Crosstex Energy GP, LLC,
its General Partner

		By:	/s/ Michael J. Garberding
Name: Michael J. Garberding
Title: Executive Vice President and Chief Financial Officer

Confirmed as of the date first above mentioned:

BMO CAPITAL MARKETS CORP.

By:	/s/ Jonathan B. Hough
Name: Jonathan B. Hough
Title: Director

SCHEDULE 1

AUTHORIZED PARTNERSHIP REPRESENTATIVES

Barry E. Davis
Michael J. Garberding
Joe A. Davis
Benjamin Lamb

SCHEDULE 2

INFORMATION SUPPLIED BY BMOCM

The Partnership and BMOCM agree that the information supplied to the Partnership by BMOCM for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (or any amendment or supplement thereto) is limited to the name of BMOCM and the statement that BMOCM will not engage in any transactions that stabilize the Common Units appearing in the last sentence of the first paragraph under the caption “Plan of Distribution” in the Prospectus Supplement dated March 1, 2013.

SCHEDULE 3

PERMITTED FREE WRITING PROSPECTUSES

None.

SCHEDULE 4

SIGNIFICANT SUBSIDIARIES

Subsidiary	Jurisdiction of Formation
Crosstex Operating GP, LLC	Delaware

Crosstex Energy Services GP, LLC	Delaware

Crosstex Energy Services, L.P.	Delaware

Crosstex LIG, LLC	Louisiana

Crosstex North Texas Pipeline, L.P.	Texas

Crosstex North Texas Gathering, L.P.	Texas

Crosstex LIG Liquids, LLC	Louisiana

Crosstex Processing Services, LLC	Delaware

2

SCHEDULE 5

FORMATION

Entity	Jurisdiction of Formation
Crosstex Energy, L.P.	Delaware

Crosstex Energy GP, LLC	Delaware

Crosstex Operating GP, LLC	Delaware

Crosstex Energy Services, L.P.	Delaware

Crosstex Energy Services GP, LLC	Delaware

Crosstex LIG, LLC	Louisiana

Crosstex North Texas Pipeline, L.P.	Texas

Crosstex North Texas Gathering, L.P.	Texas

Crosstex LIG Liquids, LLC	Louisiana

Crosstex Processing Services, LLC	Delaware

3

EXHIBIT A

[Partnership Letterhead]

[              ], 20[    ]

BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

VIA EMAIL

TRANSACTION NOTICE

Ladies and Gentlemen:

The purpose of this Transaction Notice is to propose certain terms of the Agency Transaction entered into with BMOCM under, and pursuant to, that certain Equity Distribution Agreement between the Partnership and BMOCM, dated March 1, 2013 (the “Agreement”).  Please indicate your acceptance of the proposed terms below.  Upon acceptance, the particular Agency Transaction to which this Transaction Notice relates shall supplement, form a part of, and be subject to, the Agreement.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The terms of the particular Agency Transaction to which this Transaction Notice relates are as follows:

Trading Day(s) on which Units may be Sold:	[ ], 20[ ], [ ], 20[ ] . . . [ ], 20[ ]

Maximum Number of Units
to be Sold in the Aggregate:	[ ]

Maximum Number of Units
to be Sold on each Trading Day:	[ ]

Floor Price:	USD[ . ]

Compensation to BMOCM:	[ ]% of the gross offering proceeds

[Remainder of Page Intentionally Blank]

1

Very truly yours,

CROSSTEX ENERGY, L.P.

	By:	Crosstex Energy GP, LLC,
its General Partner

By:
Name:
Title:

Accepted and agreed as of
the date first above written:

BMO CAPITAL MARKETS CORP.

By:
Name:
Title:

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EXHIBIT B

CROSSTEX ENERGY, L.P.

Common Unit

TERMS AGREEMENT

[              ], 20[    ]

BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

Ladies and Gentlemen:

Crosstex Energy, L.P., a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein, in Schedule hereto and in the Equity Distribution Agreement, dated March 1, 2013 (the “Equity Distribution Agreement”), between the Partnership and BMO Capital Markets Corp. (“BMOCM”), to issue and sell to BMOCM [              ] common units representing limited partner interests in the Partnership (the “Purchased Common Units”)[, and, solely for the purpose of covering over-allotments, to grant to BMOCM the option to purchase an additional [              ] common units representing limited partner interests in the Partnership (the “Additional Common Units”)]. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

[BMOCM shall have the right to purchase from the Partnership all or a portion of the Additional Common Units as may be necessary to cover over-allotments made in connection with the offering of the Purchased Common Units at the same purchase price per share to be paid by BMOCM to the Partnership for the Purchased Common Units.  This option may be exercised by BMOCM at any time (but not more than once) on or before the thirtieth day following the date of this Terms Agreement, by written notice to the Partnership.  Such notice shall set forth the aggregate number of Additional Common Units as to which the option is being exercised, and the date and time when the Additional Common Units are to be delivered (such date, the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  Payment of the purchase price for the Additional Common Units shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Common Units.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by BMOCM, as agent of the Partnership, of offers to purchase Units in Agency Transactions is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Common Units [and the Additional Common Units], in

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the form heretofore delivered to BMOCM is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Schedule hereto and subject the terms and conditions of the Equity Distribution Agreement incorporated herein as provided in the second immediately preceding paragraph, the Partnership agrees to issue and sell to BMOCM, and BMOCM agrees to purchase from the Partnership, the Purchased Common Units at the time and place and at the purchase price set forth in Schedule 1 hereto.

[Remainder of Page Intentionally Blank]

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If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between BMOCM and the Partnership.

CROSSTEX ENERGY, L.P.

	By:	Crosstex Energy GP, LLC, its General Partner

By:
Name:
Title:

Accepted and agreed as of the date first above written:

BMO CAPITAL MARKETS CORP.

By:
Name:
Title:

3

Schedule to Terms Agreement

[Price to Public:

USD[    .    ] per unit]

Purchase Price by BMOCM:

USD[    .    ] per unit

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Partnership in same day funds.]

Method of Delivery:

[To BMOCM’s account, or the account of BMOCM’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[              ], 20[    ]

Closing Location:

[              ]

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing (which documents shall be dated on or as of the date of the Terms Agreement to which this Scheduled is annexed):

•                  the officer’s certificate referred to in Section 4(c);

•                  the legal opinions referred to in Section 4(d) and (e);

•                  the “comfort letter” referred to in Section 4(g); and

•                  such other documents as BMOCM shall reasonably request.

[Indemnity:

[              ]]

[Lockup:

In addition to, and without limiting the generality of, the covenant set forth in Section 3(m) of the Equity Distribution Agreement, [                ].]

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EXHIBIT C

Form of Opinion of

Counsel to the Partnership

1.                                      Each of the entities listed on Exhibit A to this opinion (the “Covered Subsidiaries”) and the General Partner, the Partnership, the Operating GP, and the Operating Partnership (the “XTEX Entities” and, together with the Covered Subsidiaries, the “Crosstex Covered Entities”) has been duly formed or organized, as the case may be, and is validly existing as a limited partnership or limited liability company, as applicable, and is in good standing under the laws of its respective jurisdiction of formation or organization with all necessary limited partnership or limited liability company, as applicable, power and authority to own or lease its properties and to conduct its business in all material respects, in each case, as described in the Registration Statement and the Prospectus.  Each of the Crosstex Covered Entities is duly registered or qualified as a foreign limited liability company or limited partnership, as the case may be, for the transaction of business under the laws of each jurisdiction set forth in Exhibit B to this opinion.

2.                                      The General Partner has all necessary limited liability company power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement and the Prospectus.  The Operating GP has all necessary limited liability company power and authority to act as general partner of the Operating Partnership in all material respects as described in the Registration Statement and the Prospectus.

3.                                      The General Partner is the sole general partner of the Partnership.  As of the date hereof (and prior to the issuance of the Units as contemplated by the Agreement), the General Partner has a 1.6% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns its general partner interest free and clear of all liens, encumbrances (except restrictions on transferability contained in Section 4.6 of the Partnership Agreement, as described in the Prospectus, those created by or arising under the laws of the State of Delaware or those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”).

4.                                      All outstanding Common Units, Series A Preferred Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and as described in the Registration Statement and the Prospectus under the caption “Description of Our Partnership Agreement—Limited Liability”).

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5.                                      CEI owns of record the Sponsor Units, and the General Partner owns all of the Incentive Distribution Rights; and CEI owns its Sponsor Units and the General Partner owns the Incentive Distribution Rights free and clear of all liens, encumbrances (except those created by or arising under the laws of the State of Delaware, those imposed by the Securities Act and the securities or “Blue Sky” laws of certain jurisdictions and restrictions on transferability contained in the Partnership Agreement), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming CEI or the General Partner as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

6.                                      CEI owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and CEI owns such membership interests free and clear of all liens, encumbrances (except restrictions on transferability as described in the Registration Statement and the Prospectus, as contained in the GP LLC Agreement, those created by or arising under the laws of the State of Delaware or those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming CEI as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

7.                                      The Units to be sold by the Partnership and the limited partner interests represented thereby have been duly authorized by the Partnership and, when issued and delivered to BMOCM against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and as described in the Registration Statement and the Prospectus under the caption “Description of Our Partnership Agreement—Limited Liability”).

8.                                      All of the issued and outstanding equity interests of each Covered Subsidiary (a) have been duly authorized and validly issued (in accordance with the applicable Organizational Documents of such Covered Subsidiary), are fully paid (to the extent required under the Organizational Document of such Covered Subsidiary) and nonassessable (except as such nonassessability may be affected by Section 17-303, 17-607 and 17-804 of the Delaware LP Act, Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act or Sections 153.102, 153.202 and 153.210 of the Texas Business Organizations Code (the “TBOC”), as applicable) and (b) are owned, directly or indirectly, by the Partnership, free and clear of all liens, encumbrances (except (i) those created by or arising under the limited liability company or limited partnership laws of the jurisdiction of formation of the respective Covered Subsidiary, as the case may be, (ii) restrictions on transferability as described in the Registration Statement and the Prospectus, (iii) those arising under the Credit Agreement, (iv) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions or (v) as otherwise contained in the applicable

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Organizational Document of each Covered Subsidiary), security interests, charges or claims, except for such liens, encumbrances, security interests, charges and claims (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Texas naming the Partnership as debtor or, in the case of equity interests of a Covered Subsidiary owned directly by one or more other Covered Subsidiary, naming any such other Covered Subsidiary as debtor(s), is on file as of a recent date in the office of the Secretary of State of the States of Delaware or Texas or (B) otherwise known to such counsel, without independent investigation.

9.                                      The Operative Agreements of the XTEX Entities have been duly authorized, executed and delivered by the XTEX Entities and CEI, as applicable, and are valid and legally binding agreements of the XTEX Entities and CEI, as applicable, enforceable against the XTEX Entities and CEI, as applicable, in accordance with their terms; provided, that with respect to each such Operative Agreement of the XTEX Entities, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

10.                               This Agreement and any applicable Terms Agreement have been duly and validly authorized, executed and delivered by the Partnership.

11.                               Except as described in the Registration Statement and the Prospectus or, in the case of transfer restrictions, as set forth in the Organizational Documents of the XTEX Entities, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests of any of the XTEX Entities, in each case pursuant to any Organizational Documents of the XTEX Entities or any agreement or instrument listed as an exhibit to the Registration Statement (other than the Partnership Agreement), in either case to which the Partnership is a party or by which it may be bound.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership pursuant to any agreements or instruments listed as an exhibit to the Registration Statement other than as described in the Registration Statement and the Prospectus, as set forth in the Partnership Agreement or as have been waived.

12.                               None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership, or the consummation of the transactions contemplated by this Agreement (i) constitutes or will constitute a violation of the Organizational Documents of any of the XTEX Entities or the Covered Subsidiaries, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any agreement filed or incorporated by reference as an exhibit to the Registration Statement, (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the laws of the State of Texas or the federal laws of the United States of America, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Crosstex Covered Entities under any agreement filed or incorporated by reference as an exhibit to the Registration Statement

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(other than liens, charges or encumbrances arising under the Credit Agreement), which breaches, violations or defaults, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect.

13.                               No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) under the Delaware LP Act, the Delaware LLC Act, the federal law of the United States of America or the laws of the state of Texas is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership or the consummation of the transactions contemplated by this Agreement, except (i) for such consents required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents that have been obtained or made, (iii) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or (iv) as disclosed in the Registration Statement and the Prospectus.

14.                               The Registration Statement was declared effective under the Act on May 21, 2010, and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.  To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for such purpose has been instituted or threatened by the Commission.

15.                               The statements in the Registration Statement and the Prospectus under the captions “Description of the Common Units,” and “Description of Our Partnership Agreement,” insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate in all material respects; and the Common Units, the Series A Preferred Units and the Incentive Distributions Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus under the captions “Summary—The Offering,” “Description of the Common Units” and “Description of Our Partnership Agreement.”

16.                               The opinion of Baker Botts L.L.P. that is being filed as Exhibit 8.1 to the Partnership’s Current Report on Form 8-K dated March 1, 2013 is confirmed, and BMOCM may rely upon such opinion as if it were addressed to it.

17.                               None of the XTEX Entities is an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the Delaware LP Act, the Delaware LLC Act and the laws of the State of Texas.

Such counsel shall also have furnished to BMOCM a written statement, addressed to BMOCM and dated such Representation Date, in form and substance satisfactory to BMOCM, to the effect that such counsel has reviewed the Registration Statement and the Prospectus and has participated in conferences with officers and other representatives of the General Partner, with representatives of the Partnership’s independent registered public accounting firm and with BMOCM representatives and its counsel, at which the contents of the Registration Statement, the

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Prospectus and related matters were discussed.  The purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in the Registration Statement or the Prospectus, and such counsel has not undertaken to verify independently any of the factual matters in such documents.  Moreover, many of the determinations required to be made in the preparation of the Registration Statement and the Prospectus involve matters of a non-legal nature.  Accordingly, such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement and the Prospectus (except to the extent stated in paragraphs 15 and 16 above).  Subject to the foregoing and on the basis of the information such counsel gained in the course of performing the services referred to above, such counsel advises BMOCM that:

(A)                               the Registration Statement, as of its latest effective date, and the Prospectus, as of its date and the date hereof, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations of the Commission thereunder; and

(B)                               nothing came to such counsel’s attention that caused such counsel to believe that:

(1)                                 the Registration Statement, as of the latest effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(2)                                 the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case such counsel has not been asked to, and does not, express any belief with respect to (a) the financial statements and schedules or other financial or accounting information contained or included or incorporated by reference therein or omitted therefrom or (b) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement or to documents incorporated by reference therein.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Crosstex Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act and the laws of the State of Texas, (D) with respect to the opinions expressed in paragraph (i) above as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of each of the Crosstex Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on Exhibit A to such opinion (each of which shall be delivered as of a recent date and shall be provided to you) and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the other Crosstex Covered Entities may be subject.

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